Exhibit 99.1

FOR IMMEDIATE RELEASE

Tower International Reports 2018 Financial Results in-line with Outlook and Provides Outlook through 2020

LIVONIA, Mich., February 12, 2019 – Tower International, Inc. [NYSE: TOWR], a leading manufacturer of engineered automotive structural metal components and assemblies, today announced fourth quarter and full year 2018 results and provided its business outlook through 2020.

During the fourth quarter 2018, Tower reached a definitive agreement to divest its European operations. As such, these operations are classified as discontinued operations. Additionally, the Company has decided to retain its operations in Brazil; accordingly, the results for the Company’s Brazilian operations are now included in continuing operations. The divestiture of Tower Europe is expected to close during the first quarter 2019 and result in net cash proceeds of approximately $250 million after payment of transaction costs and fees and the unwinding of the Euro denominated swaps related to the Term Loan.

•	Revenue for the full year 2018 was $1.572 billion compared with $1.382 billion in 2017, representing a 14 percent increase. Revenue for 2018 excluded $650 million of European revenue and included $53 million of Brazilian revenue.

•	Full year net income was $48.9 million or $2.33 per share, compared with $47.6 million or $2.29 per share last year. As detailed below, this year’s results included special items which adversely impacted net income by $24.5 million. Excluding these items and comparable items in 2017, adjusted earnings per share of $3.50 increased 6 percent from $3.30 from a year ago. Adjusted EPS for 2018 excluded 78 cents associated with Europe and included 8 cents associated with Brazil.

•	Adjusted EBITDA for full year 2018 was $178 million up 13 percent from $157 million a year ago. Adjusted EBITDA for 2018 excluded $58 million associated with Europe and included $5 million associated with Brazil.

•	For full year 2018, net cash provided by continuing operating activities were $98 million. Cash disbursed for purchases of equipment totaled $83 million resulting in Free Cash Flow of $15 million.

•	If European operations were included in continuing operations and Brazilian operations were not included in continuing operations, Tower’s full year 2018 revenue of $2.169 billion, Adjusted EBITDA of $230 million, Adjusted EPS of $4.20 and Free Cash Flow of $41 million would have been in-line with full year outlook.

•	Tower’s net new business backlog for 2019 through 2020 is now $250 million. This represents an increase of more than 10 percent from the $225 million provided last year.

“Despite a difficult macro-environment, Tower delivered 2018 results in-line with our Outlook. We continue to balance our capital allocation, by investing in profitable growth, reducing debt and returning capital to shareholders. The pending sale of Tower Europe further strengthens our balance sheet and positions Tower to capitalize on the healthy and growing light truck and SUV market in North America,” said CEO Jim Gouin. “With significant program changeovers and the launch of approximately $700 million in annual run rate revenue, 2019 will be a transition year. By 2020 these major launches will be completed and we expect significant margin improvement and substantial Free Cash Flow.”

•	During 2019 Tower expects to launch programs which will represent nearly $700 million of on-going revenue. These product launches combined with customer downtime associated with platform changeover will adversely impact results, particularly in the first half of the year.

•	Full year 2019 outlook includes:
o	Revenue of $1.65 billion, reflecting primarily net new business of $175 million, offset partially by adverse program mix of $90 million;
o	Adjusted EBITDA of $175 million;
o	Diluted Adjusted EPS of $2.50 per share which is adversely impacted by the adoption of ASC 842 and a higher tax rate; and
o	Free Cash Flow of $15 million, with strong free cash flow in the second half of the year more than offsetting the expected cash outflow in the first half of the year.

•	With the completion of significant launch activity in 2019, financial results are expected to improve substantially. Full year 2020 outlook includes:
o	Revenue of $1.69 to $1.74 billion;
o	Adjusted EBITDA of $200 to $210 million;
o	Adjusted EBITDA Margin of approximately 12 percent; and
o	Free Cash Flow of more than $60 million.

Tower to Host Conference Call Today at 11 a.m. EST

Tower will discuss its 2018 results and other related matters in a conference call at 11 a.m. EST today. Participants may listen to the audio portion of the conference call either through a live audio webcast on the Company’s website or by telephone. The slide presentation and webcast can be accessed via the investor relations portion of Tower’s website www.towerinternational.com. To dial into the conference call, domestic callers should dial (866) 393-4576, international callers should dial (706) 679-1462. An audio recording of the call will be available approximately two hours after the completion of the call. To access this recording, please dial (855) 859-2056 (domestic) or (404) 537-3406 (international) and reference Conference I.D. # 7888969. A webcast replay will also be available and may be accessed via Tower’s website.

Non-GAAP Financial Measures

This press release includes the following non-GAAP financial measures: “adjusted EBITDA”, “adjusted EBITDA margin”, “adjusted earnings per share”, and “free cash flow”. We define adjusted EBITDA as net income/(loss) before interest, taxes, depreciation, amortization, restructuring items and other adjustments described in the reconciliations provided in this press release. We define adjusted EBITDA margin as adjusted EBITDA as a percentage of revenues. Adjusted earnings per share exclude certain income and expense items described in the reconciliation provided in this press release. Free cash flow is defined as cash provided by continuing operating activities less cash disbursed for purchases of property, plant and equipment. We use adjusted EBITDA, adjusted EBITDA margin, adjusted earnings per share, and free cash flow as supplements to information provided in accordance with generally accepted accounting principles (“GAAP”) in evaluating our business and they are included in this press release because they are principal factors upon which our management assesses performance and in certain instances in measuring performance for compensation purposes. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP are set forth below. The non-GAAP measures presented above are not measures of performance under GAAP. These measures should not be considered as alternatives for the most directly comparable financial measures calculated in accordance with GAAP. Other companies in our industry may define these non-GAAP measures differently than we do and, as a result, these non-GAAP measures may not be comparable to similarly titled measures used by other companies in our industry; and certain of our non-GAAP financial measures exclude financial information that some may consider important in evaluating our performance. Given the inherent uncertainty regarding mark to market adjustments of financial instruments, potential gain or loss on our Discontinued Operations, potential restructuring expenses, and expenses related to our long-term incentive compensation programs in any future period, a reconciliation of forward-looking financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP is not feasible. Consequently, any attempt to disclose such reconciliations would imply a degree of precision that could be confusing or misleading to investors. The magnitude of these items, however, may be significant.

Forward-Looking Statements and Risk Factors

This press release contains statements which constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding the completion of the divestiture of the Company’s European operations, prospective program launches, business growth, and the Company’s projected earnings, free cash flow, revenues, Adjusted EBITDA and Adjusted EBITDA margin. The forward-looking statements can be identified by words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “project,” “target,” and other similar expressions. Forward-looking statements are made as of the date of this press release and are based upon management’s current expectations and beliefs concerning future developments and their potential effects on us. Such forward-looking statements are not guarantees of future performance. The following important factors, as well as risk factors described in our reports filed with the SEC, could cause our actual results to differ materially from estimates or expectations reflected in such forward-looking statements:

•	global automobile production volumes;
•	the financial condition of our customers and suppliers;
•	our ability to make scheduled payments of principal or interest on our indebtedness and comply with the covenants and restrictions contained in the instruments governing our indebtedness;
•	our ability to refinance our indebtedness;
•	risks associated with our non-U.S. operations, including foreign exchange risks and economic uncertainty in some regions;
•	any increase in the expense and funding requirements of our pension and other postretirement benefits;
•	our customers’ ability to obtain equity and debt financing for their businesses;
•	our dependence on our largest customers;
•	pricing pressure from our customers;
•	work stoppages or other labor issues affecting us or our customers or suppliers;
•	our ability to integrate acquired businesses;
•	our ability to take advantage of emerging secular trends;
•	risks associated with business divestitures; and
•	costs or liabilities relating to environmental and safety regulations.

We do not assume any obligation to update or revise the forward-looking statements contained in this press release.

Contact:

Derek Fiebig

Executive Director, Investor & External Relations

(248) 675-6457

fiebig.derek@towerinternational.com

TOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share amounts - unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017

Revenues	$377,270	$354,806	$1,571,853	$1,382,474
Cost of sales	334,544	303,667	1,377,955	1,193,311
Gross profit	42,726	51,139	193,898	189,163
Selling, general, and administrative expenses	20,860	22,514	89,527	87,756
Amortization expense	105	110	435	443
Restructuring and asset impairment charges, net	2,213	1,540	3,380	9,098
Operating income	19,548	26,975	100,556	91,866
Interest expense	4,428	5,250	19,856	10,882
Interest income	286	287	1,058	1,138
Net periodic benefit income / (expense)	(4,078)	574	(2,403)	2,245
Other expense	-	-	977	575
Income before provision for income taxes and income / (loss) from discontinued operations	11,328	22,586	78,378	83,792
Provision / (benefit) for income taxes	(10,068)	30,728	1,259	44,089
Income / (loss) from continuing operations	21,396	(8,142)	77,119	39,703
Income / (loss) from discontinued operations, net of tax	(34,752)	4,275	(28,219)	8,032
Net income / (loss)	(13,356)	(3,867)	48,900	47,735
Less: Net income attributable to the noncontrolling interests	-	-	-	110
Net income / (loss) attributable to Tower International, Inc.	$(13,356)	$(3,867)	$48,900	$47,625

Weighted average basic shares outstanding	20,606,735	20,536,983	20,591,674	20,498,668
Weighted average diluted shares outstanding	20,606,735	20,536,983	20,996,068	20,828,888

Basic income / (loss) per share attributable to Tower International, Inc.:
Income / (loss) per share from continuing operations	$1.04	$(0.40)	$3.75	$1.93
Income / (loss) per share from discontinued operations	(1.69)	0.21	(1.38)	0.39
Income / (loss) per share	(0.65)	(0.19)	2.37	2.32

Diluted income / (loss) per share attributable to Tower International, Inc.:
Income / (loss) per share from continuing operations	$1.04	$(0.40)	$3.67	$1.90
Income / (loss) per share from discontinued operations	(1.69)	0.21	(1.34)	0.39
Income / (loss) per share	(0.65)	(0.19)	2.33	2.29

TOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands - unaudited)

	December 31,	December 31,
	2018	2017

ASSETS
Cash and cash equivalents	$68,066	$96,313
Accounts receivable, net of allowance of $823 and $556	113,128	123,958
Inventories	69,434	57,495
Assets held for sale	431,613	517,783
Prepaid tooling, notes receivable, and other	27,552	43,986
Total current assets	709,793	839,535

Property, plant, and equipment, net	347,803	323,199
Goodwill	7,453	7,424
Deferred tax asset	82,832	82,077
Other assets, net	22,511	8,638
Total assets	$1,170,392	$1,260,873

LIABILITIES AND EQUITY
Short-term debt	$4,148	$4,744
Accounts payable	188,760	213,333
Accrued liabilities	84,306	74,040
Liabilities held for sale	167,882	210,905
Total current liabilities	445,096	503,022

Long-term debt, net of current maturities	294,457	346,011
Pension liability	45,762	47,813
Other non-current liabilities	84,163	94,155
Total non-current liabilities	424,382	487,979
Total liabilities	869,478	991,001

Stockholders' equity:
Common stock	224	223
Additional paid in capital	347,816	344,153
Treasury stock	(36,882)	(36,408)
Retained earnings	64,676	29,712
Accumulated other comprehensive loss	(74,920)	(67,808)
Total stockholders' equity	300,914	269,872

Total liabilities and stockholders' equity	$1,170,392	$1,260,873

TOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands - unaudited)

	Year Ended December 31,
	2018	2017

OPERATING ACTIVITIES:
Net income	$48,900	$47,735
Less: Income / (loss) from discontinued operations, net of tax	(28,219)	8,032
Income from continuing operations	77,119	39,703

Adjustments required to reconcile income from continuing operations to net cash provided by continuing operating activities:
Deferred income tax provision / (benefit)	(3,334)	41,702
Depreciation and amortization	54,815	50,471
Non-cash share-based compensation	3,413	2,219
Pension income, net of contributions	(4,270)	(11,512)
Change in working capital and other operating items	(29,496)	4,408
Net cash provided by continuing operating activities	$98,247	$126,991

INVESTING ACTIVITIES:
Cash disbursed for purchases of property, plant, and equipment, net	$(83,141)	$(67,240)
Proceeds from disposition of joint ventures, net	4,314	15,944
Net proceeds from sale of property, plant, and equipment	14,883	-
Net cash used in continuing investing activities	$(63,944)	$(51,296)

FINANCING ACTIVITIES:
Proceeds from borrowings	$104,303	$485,368
Repayments of borrowings	(104,508)	(498,553)
Voluntary repayments on Term Loan Credit Facility	(50,000)	-
Debt financing costs	-	(4,747)
Original issuance discount	-	(1,808)
Dividend payment to Tower shareholders	(10,088)	(9,221)
Proceeds from stock options exercised	251	1,313
Purchase of treasury stock	(474)	(763)
Net cash used in continuing financing activities	$(60,516)	$(28,411)

Discontinued operations:
Net cash from discontinued operating activities	$74,455	$26,645
Net cash used in discontinued investing activities	(47,587)	(39,504)
Net cash from / (used in) discontinued financing activities	(26,456)	8,649
Net cash from / (used in) discontinued operations	$412	$(4,210)

Effect of exchange rate changes on continuing cash and cash equivalents	$(2,446)	$4,256

NET CHANGE IN CASH AND CASH EQUIVALENTS	$(28,247)	$47,330

CASH AND CASH EQUIVALENTS:
Beginning of period	$96,313	$48,983

End of period	$68,066	$96,313

TOWER INTERNATIONAL, INC. AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURE RECONCILIATIONS

(Amounts in thousands - unaudited)

Adjusted EBITDA Reconciliation	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net income / (loss) attributable to Tower International, Inc.	$(13,356)	$(3,867)	$48,900	$47,625
Restructuring and asset impairment charges, net	2,213	1,540	3,380	9,098
Depreciation and amortization	12,941	14,872	54,815	50,471
Acquisition costs and other	(36)	90	182	232
Long-term compensation expense	2,000	1,378	7,695	5,601
Lease expense	3,758	-	11,090	-
Interest expense, net	4,142	4,963	18,798	9,744
Other expense	-	-	977	575
Net periodic benefit expense / (income)	4,078	(574)	2,403	(2,245)
Provision / (benefit) for income taxes	(10,068)	30,728	1,259	44,089
(Income) / loss from discontinued operations, net of tax	34,752	(4,275)	28,219	(8,032)
Net income attributable to noncontrolling interests	-	-	-	110
Adjusted EBITDA	$40,424	$44,855	$177,718	$157,268

Free Cash Flow Reconciliation	Year Ended December 31,
	2018	2017
Net cash from continuing operating activities	$98,247	$126,991
Cash disbursed for purchases of PP&E	(83,141)	(67,240)
Free cash flow	$15,106	$59,751

Net Debt Reconciliation	December 31,	December 31,
	2018	2017
Short-term debt	$4,148	$4,744
Long-term debt, net of current maturities	300,417	354,102
Debt issue costs	(5,960)	(8,091)
Total debt	298,605	350,755
Less: Cash and cash equivalents	(68,066)	(96,313)
Net debt	$230,539	$254,442

TOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CERTAIN ITEMS INCLUDED IN NET INCOME

(Amounts in thousands, except per share amounts - unaudited)

	After tax		Before tax
	Three Months Ended		Three Months Ended
	December 31,		December 31,
	2018	2017	2018	2017

Income / (expense) items included in net income, net of tax:
Restructuring and asset impairment charges, net
One-time restructuring actions	$(1,516)	$(587)	$(1,995)	$(841)
Interest expense
Mark-to-market loss on derivative financial instruments	-	(393)	-	(634)
Net periodic benefit income / (expense)
Pension actuarial loss	(3,978)	-	(5,234)	-
Provision for income taxes
Reversal of valuation allowance in Brazil	14,417	-	14,417	-
Reversal of U.S. tax credits	(3,029)	-	(3,029)	-
U.S. tax reform	-	(27,163)	-	(27,163)
Discontinued operations
Income from discontinued operations	9,248	4,275	9,248	4,275
Europe fair value adjustment	(44,000)	-	(44,000)	-
Total items included in net income, net of tax	$(28,858)	$(23,868)

Net loss attributable to Tower International, Inc.	$(13,356)	$(3,867)

Memo: Average shares outstanding (in thousands)
Basic	20,607	20,537
Diluted	20,607	20,537

Loss per common share (GAAP)
Basic	$(0.65)	$(0.19)
Diluted	(0.65)	(0.19)

Diluted adjusted earnings per share (non-GAAP)*	$0.74	$0.96

* For the three months ended December 31, 2018 and 2017 diluted share counts of 21 million and 20.9 million, respectively, were used to calculate diluted adjusted earnings per share.

TOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CERTAIN ITEMS INCLUDED IN NET INCOME

(Amounts in thousands, except per share amounts - unaudited)

	After tax		Before tax
	Year Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017

Income / (expense) items included in net income, net of tax:
Restructuring and asset impairment charges, net
One-time restructuring actions	$(2,244)	$(4,721)	$(2,894)	$(7,433)
Interest expense
Acceleration of the amortization of debt issue costs and OID	(735)	-	(967)	-
Mark-to-market gain on derivative financial instruments	-	3,278	-	5,287
Net periodic benefit income / (expense)
Pension actuarial loss	(3,978)	-	(5,234)	-
Other expense
Premium and other fees for re-pricing of Term Loan	(743)	-	(977)	-
Debt refinancing costs	-	(357)	-	(575)
Provision for income taxes
Reversal of valuation allowance in Brazil	14,417	-	14,417	-
Reversal of U.S. tax credits	(3,029)	-	(3,029)	-
U.S. tax reform	-	(27,163)	-	(27,163)
Discontinued operations
Income from discontinued operations	15,781	10,628	15,781	10,628
Europe fair value adjustment	(44,000)	-	(44,000)	-
Loss on sale of Wuhu joint venture	-	(2,596)	-	(2,596)
Noncontrolling interests
Net income attributable to noncontrolling interests*	-	(110)	-	(110)
Total items included in net income, net of tax	$(24,531)	$(21,041)

Net income attributable to Tower International, Inc.	$48,900	$47,625

Memo: Average shares outstanding (in thousands)
Basic	20,592	20,499
Diluted	20,996	20,829

Income per common share (GAAP)
Basic	$2.37	$2.32
Diluted	2.33	2.29

Diluted adjusted earnings per share (non-GAAP)	$3.50	$3.30

* Amounts attributable to noncontrolling interests of discontinued operations